EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Amendment No. 7 to Form S-1 of our report dated March 28, 2022, relating to the financial statements of Blackstar Enterprise Group, Inc., as of December 31, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 13, 2023